Exhibit 10.17

BANCSHARES OF JACKSON HOLE INCORPORATED

3.75% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2031

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (B) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT), AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AS EVIDENCED BY AN OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 (SUBORDINATION) OF THIS SUBORDINATED NOTE) OF BANCSHARES OF JACKSON HOLE INCORPORATED, A WYOMING CORPORATION (THE "COMPANY"), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES.

IN THE EVENT OF LIQUIDATION ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (I) WITH RESPECT TO ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR IN THE RIGHT OF PAYMENT TO THE SUBORDINATED NOTES, (11) WITH RESPECT TO ANY INDEBTEDNESS  BETWEEN  THE COMPANY  AND ANY OF  ITS SUBSIDIARIES  OR

50716.0001 137285vl

AFFILIATES OR (III) ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE "PLAN ASSETS" OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No. 2031-03CUSIP Accredited Investors: 059760 AB4

BANCSHARES OF JACKSON HOLE INCORPORATED

3.75% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2031

1.Note Purchase Agreement; Holders. This Subordinated Note is one of a duly authorized issue of notes of Bancshares of Jackson Hole Incorporated, a Wyoming corporation (the "Company"), designated as the "3. 75% Fixed-to-Floating Rate Subordinated Notes due 2031" (the "Subordinated Notes") initially issued on June 2, 2021. The Company has issued this Subordinated Note under that certain Note Purchase Agreement dated as of June 2, 2021, as the same may be amended or supplemented from time to time ("Note Purchase Agreement"), between the Company and the several purchasers of the Subordinated Notes identified in the signature pages thereto. The holder of this Subordinated Note (the "Holder"), by the acceptance of this Subordinated Note, agrees to and will be bound by all provisions of the Note Purchase Agreement that are applicable to the Purchasers (as defined therein) or holders of Subordinated Notes from time. All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Note Purchase Agreement. A copy of the Note Purchase Agreement is on file at the Company and will be provided to any holder of this Subordinated Note upon request.
2.Payment. The Company, for value received, promises to pay to FORTRESS BANK, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.)

($2,500,000), plus accrued but unpaid interest on June 15, 2031 ("Stated Maturity Date"), unless redeemed prior to such date, and to pay interest thereon (i) from and including June 2, 2021, to, but excluding, June 15, 2026 or earlier date of redemption contemplated by Section 5 (the "Redemption Date"), at a rate of 3.75% per annum, semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2021 (each such date, a "Fixed Rate Interest Payment Date," with the period from, and including, June 2, 2021 to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a "Fixed Rate Period") and (ii) from, and including, June 15, 2026 to, but excluding, the Stated Maturity Date, unless redeemed prior to the Stated Maturity Date, at a rate equal to Three-Month Term SOFR, reset quarterly, plus a spread of 306 basis points, or such other rate as determined pursuant to this Subordinated Note, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year through the Stated Maturity Date or earlier Redemption Date (each such date, including the Stated Maturity Date, a "Floating Rate Interest Payment Date" and, together with the Fixed Rate Interest Payment Dates, the "Interest Payment Dates," with the period from, and including, June 15, 2026 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including, a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a "Floating Rate Period"). The amount of interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months up to, but excluding June 15, 2026, and, the amount of interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days actually elapsed. In the event that any scheduled Interest Payment Date for this

Subordinated Note falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be paid on the next succeeding day which is a Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date); provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding anything to the contrary, (i) in the event the Three-Month Term SOFR (as defined below) is less than zero, the Three-Month Term SOFR shall be deemed to be zero, and (ii) if a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred and the Benchmark Replacement (as defined below) is less than zero, then the Benchmark Replacement shall be deemed to be zero.

(a)An "Interest Payment Date" is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.
(b)	The "Floating Interest Rate" means:
(i)	initially Three-Month Term SOFR (as defined below).
(ii)	Notwithstanding the foregoing clause (i) of this Section 2(b):
(1)	If the Calculation Agent determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Holder and Section 2(c) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Rate Period.
(2)	However, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Rate Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent.

(iii)	If the then-current Benchmark is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions (as defined below) determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.
(c)	Effect of Benchmark Transition Event.
(i)	If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.
(ii)	In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
(iii)	Any determination, decision or election that may be made by the Calculation Agent pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:
(1)	will be conclusive and binding absent manifest error;
(2)	if made by the Company as the Calculation Agent, will be made in the Company's sole discretion;
(3)	if made by the Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and
(4)	notwithstanding anything to the contrary in this Subordinated Note, shall become effective without consent from the Holder or any other party.
(iv)	For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(v)	As used in this Subordinated Note:
1."Benchmark" means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.
2.	"Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:
a.	Compounded SOFR;
b.	the sum of: (i) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;
c.the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or
d.	the sum of: (i) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar denominated floating rate securities at such time and (ii) the Benchmark Replacement Adjustment.
3."Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:
a.	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant

Governmental Body for the applicable Unadjusted Benchmark Replacement;

b.if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or
c.	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated floating rate securities at such time.
4.	"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Floating Rate Period," timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).
5."Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:
a.	in the case of clause (a) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;
b.	in the case of clause (b) or (c) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
c.	in the case of clause (d) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

6."Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:
a.	if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;
b.	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
c.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
d.a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

7."Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of Wyoming are generally authorized or required by law or executive order to be closed.
8."Calculation Agent" means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its Affiliates) to act in accordance with the terms of this Subordinated Note during the Floating Rate Period.
9."Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:
a.	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:
b.	if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. Dollar denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 306 basis points per annum.

10."Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.
11."Federal Reserve" means the Board of Governors of the Federal Reserve System.
12."Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
13."Interpolated Benchmark" with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

14."ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
15."ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
16.	"ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
17."Reference Time" with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.
18."Relevant Governmental Body" means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.
19."SOFR" means the daily secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website (or such successor's website).
20."Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
21."Term SOFR Administrator" means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).
22."Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.

23.	"Three-Month Term SOFR Conventions" means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of "Floating Rate Period", timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

24."Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding any Benchmark Replacement Adjustment.
3.Paying Agent and Registrar. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, and the Company will act as the initial Paying Agent and Registrar. The Company may change any Paying Agent or Registrar from time to time without notice to any Holder. The Company will maintain an office or agency where Subordinated Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Subordinated Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Subordinated Notes ("Subordinated Note Register") and of their transfer and exchange. The registered Holder of a Subordinated Note as set forth in the Subordinated Note Register will be treated as the owner of the Subordinated Note for all purposes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that no such removal or replacement will be effective until a successor Paying Agent or Registrar will have been appointed by the Company and will have accepted such appointment. There will be only one Subordinated Note Register.
4.	Subordination.
(a)The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, shall be subordinate and junior in right of payment to obligations of the Company constituting Senior Indebtedness, and will rank pari passu in right of payment with all other Subordinated Notes. For purposes of this Subordinated Note, "Senior Indebtedness" means any obligation of the Company to its general creditors, whether now outstanding or subsequently created, assumed, guaranteed or incurred, other than any obligation where, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Indebtedness. Senior Indebtedness includes, without limitation: (i) the principal (and premium, if any) of and interest in respect of indebtedness and obligations of, or guaranteed or assumed by, the Company for borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company, including obligations incurred in connection with the acquisition of property, assets or businesses; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (iv) all obligations of the Company arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers' acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the type referred to in clauses

(i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (vii) all obligations of the type referred to in clauses (i) through

(vi) of other persons secured by any lien on any property or asset of the Company whether or not such obligation is assumed by the Company; (viii) any deferrals, renewals or extensions of any obligations of the type referred to in clauses (i) through (vii) above; and (ix) the deposits and liabilities of the Company's majority-owned subsidiary, Bank of Jackson Hole (the "Bank"). Notwithstanding the foregoing, Senior Indebtedness does not include: (A) the Subordinated Notes;

(B) trade accounts payable arising in the ordinary course of business; (C) any indebtedness that by its terms is expressly junior and subordinated to, or ranks on an equal basis with, the Subordinated Notes, or (D) without limiting the generality of the foregoing, any subordinated debentures or junior subordinated debentures, of the Company underlying trust preferred securities issued by subsidiary trusts of the Company (including subsidiary trusts of the Company acquired on or after the date hereof) that are outstanding as of the date hereof or that are issued after the date hereof by any such subsidiary trust of the Company, which subordinated debentures or junior subordinated debentures shall in all cases be junior to the Subordinated Notes.

(b)In the event of liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note. Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered Holders of the Subordinated Notes from time to time, together with the holders of any obligations of the Company ranking on parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to in the right of payment to the Subordinated Notes, (ii) with respect to any junior subordinated debentures of the Company (underlying the outstanding trust preferred securities) described in Section 4(a)(D) above to which this Subordinated Note shall be senior, (iii) with respect to any indebtedness between the Company and any of its Subsidiaries or Affiliates or

(iv) on account of any shares of capital stock of the Company.

(c)If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 4 (Subordination) would be applicable.
(d)Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes. Each Holder, by its acceptance hereof, further acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.
5.	Redemption.
(a)The Company may, at its option, on any Interest Payment Date on or after June 15, 2026, redeem this Subordinated Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem all, but not a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event. Any redemption of this Subordinated Note shall be subject to the prior approval of the Federal Reserve (or its designee) or any successor agency, and any other bank regulatory agency, to the extent such approval shall then be required by law, regulation or policy. This Subordinated Note is not subject to redemption at the option of the Holder. The Redemption Price with respect to any redemption permitted under this Subordinated Note will be equal to 100% of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest, if any, thereon to, but excluding, the Redemption Date. "Tier 2 Capital Event" means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Subordinated Note no longer qualifies as "Tier 2" Capital (as defined by the Federal Reserve) (or its then equivalent) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Subordinated Note. "Tax Event" means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there is a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred and twenty (120) calendar days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes. "Investment Company Event" means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred and twenty (120) calendar days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(b)If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holders. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed.
(c)In the case of any redemption of this Subordinated Note pursuant to this Section 5 (Redemption), the Company will give the Holder hereof notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than thirty (30) nor more than forty-five (45) calendar days prior to the redemption date. If notice of redemption has been duly given and notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate (unless the Company shall default in the payment of the redemption price), except only the right of the Holder thereof to receive the amount payable on such redemption, without interest.
6.Events of Default; Acceleration. If an Event of Default (as defined below) under subsection (a), (b) or (c) of this Section 6 occurs, then the principal amount of all of the then outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Except as set forth in the preceding sentence, the Holder shall not have any right to accelerate the Stated Maturity Date of the Subordinated Notes or to otherwise make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. An "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):
(a)the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(b)the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or the taking of corporate action by the Company in furtherance of any such action; or
(c)(i) the appointment by a competent government agency having primary regulatory authority over any Subsidiary that is organized as a banking organization under federal or state law and that represents 50% or more of the consolidated assets of the Company determined as of the date of the most recent audited financial statements of the Company (a "Major Constituent Bank") under any applicable federal or state banking, insolvency or similar law now or hereafter in effect of a receiver of any such Major Constituent Bank, or

(ii) the entry of a decree or order in any case or proceeding under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect appointing any receiver of any Major Constituent Bank.

7.Failure to Make Payments. If the Company fails to make any payment of interest on this Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Subordinated Note when such principal becomes due and payable, the Holders may (if such principal or interest remains unpaid following delivery by such Holders of notice to the Company) institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law. Any such failure by the Company to pay interest or principal as provided above shall constitute an "Event of Default" for purposes of this Subordinated Note; provided, however, notwithstanding anything in this Subordinated Note to the contrary, the failure to make payments alone shall not result in or give rise to any right to accelerate this Subordinated Note absent an Event of Default under subsection (a), (b) or (c) of Section 6.

Upon the occurrence of an Event of Default, until such Event of Default is cured by the Company or waived by the Holders in accordance with Section 14 and except as required by any federal or state Governmental Agency, the Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company's indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company's common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; (iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

(v) purchases of any class of the Company's common stock related to the issuance of common stock or rights under any benefit plans for the Company's or its Affiliate's directors, officers or employees or any of the Company's dividend reinvestment plans or employee stock purchase plans; or (vi) the grant or award of, the lapse of restrictions with respect to, or the issuance, acquisition or withholding of shares of any class of the Company's common stock upon the exercise or settlement of (including the satisfaction of tax withholding obligations associated with) options, warrants, grants, awards or rights under any Company stock option or equity incentive plan (the foregoing clauses (i) through (v) are collectively referred to as the "Permitted Dividends").

8.	Affirmative Covenants of the Company.
(a)Notice of Certain Events. To the extent permitted by applicable statute, rule or regulation, the Company shall provide written notice to the Holders of the occurrence of any of the following events as soon as practicable, but in no event later than fifteen (15) Business Days following the Company becoming aware of the occurrence of such event:
(i)The Company or the Bank become less than "well-capitalized" as defined under the then applicable regulatory capital standards;
(ii)The Company, or any of the Company's Subsidiaries or any officer of the Company (in such capacity), becomes subject to any formal, written regulatory enforcement action (as defined by the applicable federal and state regulatory agency);
(iii)The dollar amount of any nonperforming assets (excluding troubled debt restructurings) of the Company on a consolidated basis as of the end of a given fiscal quarter exceeds three percent (3%) of total assets; or

(v) There is a change in ownership of 25% or more of the outstanding securities of the Company entitled to vote for the election of directors.

(b)•Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Holder that it will duly and punctually pay the principal of, and interest on, this Subordinated Note, in accordance with the terms hereof.
(c)Maintenance of Office. The Company will maintain an office or agency in the State of Wyoming where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served.

The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the State of Wyoming. The Company will give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

(d)Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company;

(ii) the existence (corporate or other) of each Subsidiary; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Subsidiaries or any such right, license or franchise of the Company or any of its Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Holders.

(e)Maintenance of Properties. The Company will, and will cause each Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8(e) will prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the reasonable judgment of the Board of Directors of the Company or of any Subsidiary, as the case may be, desirable in the conduct of its business.
(f)Tier 2 Capital. Whether or not the Company is subject to consolidated capital requirements under applicable regulations of the Federal Reserve, if all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Stated Maturity Date of the Subordinated Notes, the Company will immediately notify the Holder, and thereafter, subject to the Company's right to redeem the Subordinated Notes under such circumstances pursuant to the terms of the Subordinated Notes, if requested by the Company, the Company and the Holder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing in this Section 8(f) shall limit the Company's right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event or other rights to redeem the Subordinated Notes as set forth in Section 5.
(g)Compliance with Laws. The Company shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a Material Adverse Effect on the Company taken as a whole.

(h)Taxes and Assessments. The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.
(i)Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not "well capitalized" for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for Permitted Dividends.

G) Company Statement as to Compliance. The Company will deliver to the Holders, within 120 days after the end of each fiscal year, an Officers' Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Note Purchase Agreement and this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

(k) Transfer of Voting Stock. The Company will not, nor will it permit the Bank to, directly or indirectly, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (as defined below) of the Bank or any successor thereof or any Subsidiary of the Company that is a depository institution and that has consolidated assets equal to 30% or more of the Company's consolidated assets ("Material Subsidiary"), nor will the Company permit the Material Subsidiary to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary if, in each case, after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary.

"Voting Stock" means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

(1)	Financial Statements.
(i)Not later than forty-five (45) days following the end of each fiscal quarter for which the Company has not submitted a Consolidated Financial Statements for Holding Companies Reporting Form FR Y-9SP to the Federal Reserve (or equivalent applicable Federal Reserve form), upon request, the Company shall provide the Holders with a copy of the Company's unaudited parent company only balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice. Quarterly financial statements, if required herein, shall be unaudited and need not comply with GAAP.
(ii)Upon request, not later than one hundred and twenty (120) days from the end of each fiscal year, the Company shall provide the Holders with copies of the Company's audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders' equity accordance with GAAP applied on a consistent basis throughout the period involved.
9.Merger or Sale of Assets. The Company shall not merge into another entity, effect a Change in Bank Control (as defined below) or convey, transfer or lease substantially all of its properties and assets to any person, unless:
(a)the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases all or substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; provided, however, that no express assumption shall be required by any successor by merger to the Company to the extent such legal successor assumes the Company's obligations hereunder by operation of law; and
(b)immediately after giving effect to such transaction, no Event of Default (as defined above), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

"Change in Bank Control" means the sale, transfer, lease or conveyance by the Company, or an issuance of equity securities by the Bank, other than to the Company, in either case resulting in ownership by the Company of less than 80% of the Bank.

10.Denominations. Transfer. Exchange. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered and this Subordinated Note may be exchanged as provided herein. Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by such Holder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein (and such other documents reasonably requested by the Company), duly executed by such Holder or its attorney duly authorized in writing, with such tax identification number (including, without limitation, an appropriate and properly executed Internal Revenue Service Form W-9 or appropriate type of Form W-8) or other information for each Person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made on or after (a) the 15th day immediately preceding the Stated Maturity Date, or (b) the due delivery of notice of redemption.

11.Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.
12.Payment Procedures. The Company will act as the initial Paying Agent and Registrar. The Company may appoint a new or change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity. Payment of the principal and interest payable on the Stated Maturity Date will be made by check, or by Automated Clearing House (ACH) transfer or by wire transfer in immediately available funds to a bank account in the U.S. designated by the Holder if such Holder shall have previously provided wire instructions to the Company (or provided that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment) upon presentation and surrender of this Subordinated Note to the Paying Agent, or at such other place or places as the Company or the Paying Agent shall designate by notice to the Holders, provided that this Subordinated Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Stated Maturity Date) shall be made on each Interest Payment Date by wire transfer in immediately available funds (provided that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment) or check mailed to the registered Holder, as such person's address appears on Subordinated Note Register. Interest payable on any Interest Payment Date shall be payable to the Holder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day (such date being referred to herein as the "Regular Record Date"), except that interest not paid on the Interest Payment Date, if any, will be paid to the Holder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a "Special Record Date"), notice of which shall be given to the Holder not less than 10 calendar days prior to such Special Record Date. (The Regular Record

Date and Special Record Date are referred to herein collectively as the "Record Dates"). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against interest due hereunder; and then against principal due hereunder. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event that the Holder receives payments in excess of its pro rata share of the Company's payments to the Holders of all of the Subordinated Notes, then the Holder shall hold in trust all such excess payments for the benefit of the Holders of the other Subordinated Notes and shall pay such amounts held in trust to such other Holders upon demand by such Holders.

13.Persons Deemed Owners. The Company, Paying Agent and Registrar, and any other agent of the Company, may treat the Person in whose name this Subordinated Note is registered as the owner hereof as set forth in the Subordinated Note Register for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, Paying Agent nor Registrar, nor any such other agent, will be affected by notice to the contrary.
14.	Amendments; Waivers.
(a)The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Holders of a majority in principal amount of the then outstanding Subordinated Notes. The Note Purchase Agreement also contains provisions permitting the Holders of specified percentages in principal amount of the then outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive past defaults under the Note Purchase Agreement and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. Any insured depository institution which shall be a Holder or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.
(b)No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the Holders holding not less than more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Holder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made;

(v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes, (vi) make any changes to Section

7 (Failure to Make Payments) that adversely affects the rights of any Holder; or (vii) disproportionately affect any of the Holders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Holders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Holder. No failure to exercise or delay in exercising, by any Holder, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law, except as restricted hereby. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Holders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Holders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Holders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

15.No Impairment. No reference herein to the Note Purchase Agreement and no provision of this Subordinated Note or of the Note Purchase Agreement will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest of this Subordinated Note at the Stated Maturity Date.
16.No Sinking Fund; No Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.
17.No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Note Purchase Agreement or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.
18.Further Issuances. The Company may, without the consent of the Holders, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the date of issuance and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

19.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM(= tenants in common), TEN ENT(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.
20.Notices. All notices and requests by the Holder to the Company under this Subordinated Note shall be in writing and addressed to the Company at Bancshares of Jackson Hole Incorporated, 990 West Broadway, Jackson, Wyoming 83001, Attention: Thomas A. Biolchini, or to such other address as the Company may notify to the Holder provided that no change in address of the Company shall be effective until five (5) Business Days after being given to the Holder. All notices to the Holder under this Subordinated Note shall be in writing and addressed to the Holder as set forth on its signature page to the Note Purchase Agreement, or to such other address as the Holder may notify to the Company provided that no change in address of the Holder shall be effective until five (5) Business Days after being given to the Company. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).
21.Successors and Assigns. This Subordinated Note shall be binding upon the Company and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. The Holder may assign all, or any part of, or any interest in, the Holder's rights and benefits hereunder only to the extent and in the manner permitted by the terms of this Subordinated Note, the Note Purchase Agreement, and under applicable securities laws and regulations. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Note Purchaser Agreement as it would have had if it were a Holder hereunder.
22.Governing Law; Interpretation. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY LAWS OR PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF A DIFFERENT JURISDICTION. THIS SUBORDINATED NOTE IS INTENDED TO MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed.

BANCSHARES OF JACKSON HOLE INCORPORATED

By: /s/ Thomas A. Biolchini

Name: Thomas A. Biolchini

Title: President and COO

[Signature Page to Definitive Subordinated Note]

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee's name, address and zip code)

(Insert assignee's social security or tax I.D. No.)

and irrevocably appoint   agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: Your signature:

(Sign exactly as your name appears on the face of this Subordinated Note)

Tax Identification No:

Signature Guarantee:  (Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is I is not] an Affiliate of the Company. "Affiliate" means, with respect to any Person, such Person's immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. "Person" means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

□	(1)acquired for the undersigned's own account, without transfer;

☐(2)transferred to the Company;

☐(3)transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act");

□	(4)transferred under an effective registration statement under the Securities Act;
□(5)transferred in accordance with and in compliance with Regulation S under the Securities Act;
□	(6)transferred to an institutional "accredited investor" (as defined in Rule 50l(a)(l), (2),

(3) or (7) under the Securities Act) or an "accredited investor" (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

□(7)transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:  (Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: Signature: